                                                                     Exhibit 1.2
                                                                     -----------


        VOID AFTER 3:30 P.M., MOUNTAIN TIME, ON __________________, 2002


               REPRESENTATIVE'S WARRANTS TO PURCHASE COMMON STOCK

     This is to Certify That, FOR VALUE RECEIVED COHIG & ASSOCIATES, INC., 6300 South Syracuse Way, Suite 430, Englewood, Colorado 80111 ("Holder") is entitled to purchase, subject to the provisions of this Representative's Warrants, from COYOTE SPORTS, INC. ("Company"), at any time on or after __________________, 1998, until 3:30 P.M., Mountain Time, on _________________________, 2002
("Expiration Date"), ______ shares of the Company's $.001 par value common stock ("Common Shares") during the period this Warrant is exercisable. This Warrant sometimes referred to herein as the "Representative's Warrants" in addition to being referred to also as "this Warrant." The number of Common Shares to be received upon the exercise of this Warrant and the price to be paid for the Common Shares may be adjusted from time to time as hereinafter set forth. The purchase price of the Common Shares in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." The Warrant Shares also include all Common Shares that have been exercised upon the exercise of the Warrants.

     (A) EXERCISE OF WARRANT.  This Representative's Warrants may be exercised
         -------------------
in whole or in part at any time or from time to time on or after _____________, 1998, until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as EXHIBIT A, or the Cashless Exercise Form attached hereto
                       ---------
in the form of EXHIBIT B, duly executed and accompanied by payment of the
               ---------
Exercise Price for the number of shares specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees not to merge, reorganize or take any action that would terminate this Representative's Warrants unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Representative's Warrants with an equivalent of this Representative's Warrants as specified in Section (i) hereof. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three (3) business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. If this Representative's Warrants should be exercised in part only, the Company shall, upon surrender of this Representative's Warrants for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Common Shares purchasable hereunder. Upon receipt by the Company of this Representative's Warrants at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder.

     (B) PAYMENT OF EXERCISE PRICE.  The Exercise Price shall be paid either:
         -------------------------

         (1) in cash or by check, or any combination thereof; or

         (2) upon the request of the Holder and with the approval of the Company, by means of a "Cashless Exercise," pursuant to which the Holder shall exchange this Representative's Warrants for such number of Common Shares determined by multiplying the number of Common Shares by a fraction, numerator of which shall be the difference between the Average Current Market Price per Common Share and the Exercise Price, and the denominator of which shall be the Average Current Market Price per Common Share. For purposes of this subsection (b)(2), the "Average Current Market Price" per Common Share at any date shall be deemed to be the average of the Current Market Prices (as defined in Subsection (d) below) for twenty (20) consecutive trading days commencing twenty-one (21) trading days before such date.

     (C) RESERVATION OF COMMON SHARES.  The Company hereby agrees that at all
         ----------------------------
times there shall be reserved for issuance and/or delivery upon exercise of this Representative's Warrants such number of Common Shares as shall be required for issuance or delivery upon exercise of this Representative's Warrants.

     (D) FRACTIONAL SHARES.  No fractional Common Shares or scrip representing
         -----------------
fractional Common Shares shall be issued upon the exercise of this Representative's Warrants. With respect to any fraction of a Common Share or Warrant called for upon any exercise hereof, the Company shall, upon receipt by the Company or the Company's stock transfer agent of the Exercise Price, pay to the Holder an amount in cash equal to such fraction multiplied by the current market value ("Current Market Price") of such fractional Common Share, determined as follows:

          (1) If the Common Shares are listed on a national securities exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as the NASDAQ Small Cap Market or NASDAQ National Market System ("NMS"), then the Current Market Price shall be the last high bid price of the Common Shares on such an exchange or system on the last business day prior to the date of exercise of this Representative's Warrants or if no such sale is made on such day, the average of the closing high bid prices for the Common Shares for such day on such exchange or such system shall be used; or

          (2) If the Common Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, the Current Market Price shall be the average of the last reported high bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Representative's Warrants; or

          (3) If the Common Shares are not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the Current Market Price shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     (E) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.  This Representative's
         ---------------------------------------
Warrants is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Representative's Warrants) in the aggregate the same number of Common Shares purchasable hereunder. This Representative's Warrants may not be sold, transferred, assigned or hypothecated, except that it may be transferred or assigned in whole or in part to the officers of Cohig & Associates, Inc., to other securities brokers and dealers who participated in the offering of Common Shares of the Company with respect to which this Representative's Warrants was issued ("Public Offering"), to the officers of such other securities brokers and dealers, or by will or operation of law. Any such transfer or assignment shall be made by surrender of this Representative's Warrants to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto as EXHIBIT A duly executed and with funds sufficient to pay any transfer
          ---------
tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Representative's Warrants shall promptly be canceled. This Representative's Warrants may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Representative's Warrants, or into which this Representative's Warrants may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Representative's Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Representative's Warrants, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Representative's Warrants so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     (F) RIGHTS OF THE HOLDER.  The Holder shall not, by virtue hereof, be
         --------------------
entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Representative's Warrants and are not enforceable against the Company except to the extent set forth herein.

     (G) ADJUSTMENT PROVISIONS.
         ---------------------

          (1) Adjustments of the Exercise Price.

               (A) If the Company subdivides its outstanding Common Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding Common Shares into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on Common Shares, including a distribution of Convertible Securities, to shareholders of the Company on a pro rata basis shall be considered a subdivision of Common Shares for the purposes of this Subsection (1)(A) of this Section, except that the adjustment will be made as of the record date for such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the Common Shares underlying such Convertible Securities.

               (B) If the Company shall at any time distribute or cause to be distributed to its shareholders, on a pro rata basis, cash, assets, or securities of any entity other than the Company, then the Exercise Price in effect immediately prior to such distribution shall automatically be reduced by an amount determined by dividing (x) the amount (if cash) or the value (if assets or securities) of the holders' of the Representative's Warrantss (as such term is defined in the first paragraph hereof) pro rata share of such distribution determined assuming that all holders of the Representative's

          Warrantss had exercised their Representative's Warrantss on the day prior to such distribution, by (y) the number of Common Shares included in the Representative's Warrantss issuable upon the exercise of this Representative's Warrants on the day prior to such distribution.

          (3) NO ADJUSTMENT FOR SMALL AMOUNTS. Anything in this Section (f) to
              -------------------------------
     the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one (1) cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one (1) cent, such change in the Exercise Price shall thereupon be given effect.

          (4) NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Exercise
              -------------------------
     Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Common Shares, calculated to the nearest full share, obtained by multiplying the number of Common Shares initially issuable upon exercise of this Warrant by the Exercise Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

          (5) DEFINITIONS.
              -----------

               (A) Whenever reference is made in this Section (f) to the distribution of Common Shares, the term "Common Shares" shall mean the Common Shares of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Shares. However, subject to the provisions of Section (i) hereof, Common Shares included in the Securities issuable upon exercise hereof shall include only Common Shares of the class designated as Common Shares of the Company as of the date hereof.

               (B) Whenever reference is made in this Section (f) to the distribution of Convertible Securities, the term "Convertible Securities" shall mean options or warrants or rights for the purchase of Common Shares of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Shares of the Company.

     (G) OFFICER'S CERTIFICATE.  Whenever the Exercise Price shall be adjusted
         ---------------------
as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

     (H) NOTICES TO HOLDERS.  So long as this Representative's Warrants shall be
         ------------------
outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (I) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any
              ------------------------------------------
     reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Common Shares on the record date for payment of the shares of the subsidiary.

     (J) REGISTRATION UNDER THE SECURITIES ACT OF 1933.
         ---------------------------------------------

          (1) Within forty-five (45) days after receipt of a written request by the then Holder(s) of the Representative's Warrantss or Common Shares representing at least fifty-one (51%) of the total Common Shares made at any time within the period commencing ______________, 1998, and ending _________, 2002, the Company will file, no more than once, a registration statement under the Securities Act of 1933, as amended, registering the Common Shares underlying this Representative's Warrants. The Company will use its best efforts to cause such registration statement to become effective. As an alternative to filing such registration statement, the Company may file a post effective amendment to Registration Statement No. 333-29077 which contains the information required in order to permit the offer and sale of such Common Shares underlying this Representative's Warrants under Registration Statement No. 333-29077. The Company will use its best efforts to cause such amendment to become effective.

          (2) In addition, the Company will cooperate with the then Holder(s) of the Common Shares in preparing and signing any registration statement, in addition to the registration statement discussed above, required in order to sell or transfer the Common Shares and will sign and supply all information required therefor, but such additional registration shall be at the then Holder(s) cost and expense.

          (3) When, pursuant to subsection (1) or (2) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Common Shares, the Company shall:

               (A) Supply to each selling Holder a reasonable number of copies of the preliminary, final and other prospectus in conformity with the requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Holder(s) shall reasonably request.

               (B) Use its best efforts to register or qualify for sale the Shares in those states in which any of the securities were sold in the Offering. The Company shall bear the complete cost and expense (other than any selling commissions and expense allowances payable to broker dealers which relate to the sale of the Common Shares, which shall be paid by the sellers thereof) of such registrations or qualifications except those filed under subsection (j)(2) which shall be at the Holder(s)' cost and expense.

               (C) Keep effective such registration statement until the first of the following events occur: (i) thirty six (36) months have elapsed after the effective date of such registration statement or (ii) all of the registered Common Shares, including Common Shares issued by the Company after the effective date of such registration statement, have been publicly sold under such registration statement.

               (D) Indemnify and hold harmless each such Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder, any Common Shares from and against any and all losses, claims, damages, and liabilities (including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement furnished pursuant to clause
          (A) of this subsection, or any prospectus included therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of the Act; provided, however, that the Company shall not be so obligated to indemnify any such Holder or underwriter or controlling person unless such Holder and underwriter shall at the same time indemnify the Company, its directors, each officer signing any registration statement or any amendment to any registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus furnished pursuant to Clause (A) of this subsection, or
          (iv) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, underwriter or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or underwriter or controlling person expressly for use therein. The Company shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Company. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Common Shares, by such underwriter to a person if such underwriter failed to send or give a copy of the prospectus furnished pursuant to Clause (A) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to the Holder(s) pursuant to said Clause (A)), to such person with or prior to the written confirmation of the sale involved.

               (4) Each Holder shall supply such information as the Company may reasonably require from such Holder, or any underwriter for such Holder, for inclusion in such registration statement or post effective amendment.

               (5) The Company's agreements with respect to the Common Shares in this Section will continue in effect regardless of the exercise or surrender of this Representative's Warrants.

               (6) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to the Holder at the Holder's address as set forth on the Representative's Warrants or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 2291 Arapahoe Avenue, Boulder, Colorado 80302.
          The Company may change its address by written notice to the Holder(s).

     (K) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may
         --------------------------------------------------
cause the following legend, or one similar thereto, to be set forth on this Representative's Warrants and on each certificate representing Common Shares, or any other security issued or issuable upon exercise of this Representative's Warrants not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

     "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

     (L) ADDITIONAL LEGENDS. In the event this Warrant is exercised prior to
         ------------------
________________, 1998, the following legend shall be set forth on the certificates representing the Common Shares, so acquired:

     "The securities represented by this certificate are subject to restrictions on transfer set forth in the Representative's Warrants to Purchase Common Stock (the "Warrant") issued by the Company. A copy of the Warrant is available for inspection without charge at the principal office of the Company."

     (M) APPLICABLE LAW. This Representative's Warrants shall be governed by,
         --------------
and construed in accordance with, the laws of the state of Nevada.

     (N) EXCHANGE PROVISIONS.
         -------------------

          (1) For purposes of this Section (n), this Representative's Warrants shall be deemed to represent the same number of Common Shares as there are Common Shares underlying this Representative's Warrants. For example, if there are 100,000 Common Shares underlying this Representative's Warrants, then for purposes of this Section (n) the Holder shall be deemed to hold 100,000 Representative's Warrantss.

          (2) For purposes of this Section (n), the following terms shall have the following meanings:

               (A) "Current Market Price of a Common Share shall be the value as determined under Section (d)(1) or (2) hereof except that the time of the determination thereunder shall be the last business day prior to the day the Company receives a notice from the Holder under this Section (n).

               (B) "Warrant Value" shall mean the Current Market of a Common Share underlying each Warrant minus or less the Exercise Price payable under this Representative's Warrants as of the close of business on the last business day prior to the day the Company receives a notice from the Holder under this Section (n).

          (3) The Holder shall have the right to exchange, in a cashless transaction, all or part of the Representative's Warrantss for Common Shares issued by the Company at any time after ______________, 1998, and prior to the Expiration Date of such Warrants in the manner provided in Section (b)(2) hereof and by providing written notice ("Notice") to the Company. Such Notice may only be provided at a time when the Company's Common Shares are listed or approved for trading or quotation on an exchange, interdealer communications system, or national quotation bureau. Such Notice shall set forth the number of Warrants which the Holder elects to exchange for Common Shares.

          (4) Within ten (10) days after receipt of such Notice by the Company, the Company shall issue the number of Common Shares of the Company to the Holder which is determined by dividing the Warrant Value of the Representative's Warrantss being exchanged by the Current Market Price of a Common Share as of the date the Notice is received by the Company.

          (5) The Holder shall surrender the Warrant which the Holder is exchanging for Common Shares upon receipt thereof. If the entire Representative's Warrants held by the Holder thereof is being exchanged by such Holder for Common Shares, the Company shall cancel the entire Representative's Warrants held by such Holder. If less than the entire Warrant is being exchanged for Common Shares, the Company shall issue a new Representative's Warrants to the Holder representing the portion of this Warrant which was not exchanged for Common Shares.

          (6) The Holder shall have the right to exchange this Warrant for warrants to purchase Common Shares which represent a pass through of the same rights and obligations contained in this Representative's Warrants.

Dated: ______________, 1997.  COYOTE SPORTS, INC.



                              By:_________________________________
                                   Mel S. Stonebraker, President

                                                                       EXHIBIT A
                                                                       ---------

                                 PURCHASE FORM


Dated: __________________, 19.


          The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing __________ Units and hereby makes payment of $_________________ in payment of the actual exercise price thereof.

                    INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:___________________________________________________________________________
                 (Please typewrite or print in block letters)

Address:________________________________________________________________________


Signature: _____________________________________________________________________


                                ASSIGNMENT FORM

Dated: _________________, 19__

     FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto _________________________________________________________________

Name:___________________________________________________________________________
                 (Please typewrite or print in block letters)

Address:________________________________________________________________________

the right to purchase Units represented by this Warrant to the extent of_____________________ Units as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                    Signature:__________________________________________________

                                                                       EXHIBIT B
                                                                       ---------

                              COYOTE SPORTS, INC.
                             CASHLESS EXERCISE FORM
                             ----------------------


Coyote Sports, Inc.



The undersigned hereby irrevocably elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant Certificate, as provided for in Section 2.2 of the Representative's Share Option Agreement Between the Company and Cohig & Associates, Inc.

        Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for a fractional share to:

                                 Name:____________________________________
                                      ____________________________________
                                      ____________________________________
                                      ____________________________________
                                      (Please print Name, Address and
                                      Social Security Number)


                                 Signature:_______________________________

                                           NOTE: The above signature should
                                           correspond exactly with the name on
                                           the first page of this Warrant
                                           Certificate or with the name of the
                                           assignee appearing in the assignment
                                           form below.



        And if said number of shares shall not be all the shares exchangeable or purchaseable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares purchaseable thereunder rounded up to the next higher number of shares.